SCHEDULE 14A INFORMATION

                       Proxy Statement Pursuant to Section
                             14(a) of the Securities
                              Exchange Act of 1934
                               (Amendment No. ___)

Filed by the Registrant                                        [  X ]
Filed by a Party other than the Registrant                     [    ]
Check the appropriate box:
[        ]   Preliminary Proxy Statement

[        ]   Confidential, for Use of the Commission Only (as permitted by Rule
              14a-6(e)(2))
[    X   ]   Definitive Proxy Statement
[        ]   Definitive Additional Materials

[        ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                               SHOE CARNIVAL, INC.
-----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[   X   ] No fee required.

[       ] Fee computed on table below per  Exchange Act Rules  14a-6(i)(1)
              and  0-11.
              1) Title of each class of securities to which transaction applies:

              2)   Aggregate number of securities to which transaction applies:

              3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              4)   Proposed maximum aggregate value of transaction:

              5)   Total fee paid:

[       ] Fee paid previously with preliminary materials.
[       ] Check  box if any  part  of the fee is  offset  as  provided  by
          Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              1)   Amount Previously Paid:

              2)   Form, Schedule or Registration Statement No.:

              3)   Filing Party:

              4)   Date Filed:

                               SHOE CARNIVAL, INC.

                 NOTICE OF ANNUAL MEETING OF COMMON SHAREHOLDERS
                           TO BE HELD ON JUNE 8, 2000

            The annual meeting of common shareholders of Shoe Carnival, Inc. will be held at the Company's headquarters, 8233 Baumgart Road, Evansville, Indiana, on Thursday, June 8, 2000, at 10:00 a.m., C.D.T., for the following purposes:

                    (1) To elect one  Director  to serve  until the 2003  annual meeting of shareholders and until his successor is elected and has qualified, as set forth in the accompanying Proxy Statement;

                    (2) To approve or disapprove the appointment of Deloitte &
            Touche LLP, as auditors for the Company for fiscal year 2000;

                    (3) To approve or disapprove the Company's 2000 Stock Option and Incentive Plan; and

                    (4) To transact  such other  business as may  properly  come before the meeting.

            All common shareholders of record at the close of business on April 14, 2000 will be eligible to vote.

            It is important that your stock be represented at this meeting. Whether or not you expect to be present, please fill in, date, sign and
return   the   enclosed   proxy   form  in  the   accompanying   addressed,
postage-prepaid envelope. If you attend the meeting, your proxy will be canceled at your request.


                                             David A. Kapp, Secretary

                               SHOE CARNIVAL, INC.

                               8233 Baumgart Road
                            Evansville, Indiana 47725

                                 PROXY STATEMENT

                      Annual Meeting of Common Shareholders

                                  June 8, 2000

      This statement is being furnished to common shareholders on or about May 9, 2000, in connection with a solicitation by the Board of Directors of Shoe Carnival, Inc. (the "Company") of proxies to be voted at the annual meeting of common shareholders to be held at 10:00 a.m., C.D.T., Thursday, June 8, 2000, at the Company's headquarters, 8233 Baumgart Road, Evansville, Indiana, for the purposes set forth in the accompanying Notice.

     At the close of business on April 14, 2000, the record date for the meeting, there were 12,948,206 shares of Common Stock of the Company outstanding and entitled to vote at the meeting. On all matters, including the election of a Director, each common shareholder will have one vote for each share held.

     If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. The proxy may be revoked by giving written notice of revocation to the Company, executing a subsequently dated proxy that is delivered to the Company, or attending the annual meeting and voting in person. Unless revoked, a proxy will be voted at the meeting in accordance with the instructions of the shareholder in the proxy, or, if no instructions are given, for the election as a Director of the nominee listed under Proposal 1 and for the proposals shown as Proposals 2 and 3. Election of the Director will be determined by the vote of the holders of a plurality of the shares voting on such election. Approval of Proposals 2 and 3 will be subject to the vote of the holders of a greater number of shares favoring approval than those opposing it. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. Neither broker non-votes nor abstentions will have any effect on the vote required to approve any of the proposals.

     The Board of Directors knows of no matters, other than those reported below, which are to be brought before the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

     The cost of this solicitation of proxies will be borne by the Company. Proxies may also be solicited personally or by telephone by Company employees acting without additional compensation.

                              ELECTION OF DIRECTORS

Nominees

     The Company's bylaws currently provide for five Directors divided into three classes as nearly equal in number as possible. The term of one class expires each year. Generally, each Director serves until the annual meeting of common shareholders held in the year that is three years after such Director's election and thereafter until such Director's successor is elected and has qualified. Currently the Company has four Directors. The class of Directors whose term expires at the 2000 annual meeting is currently vacant. The remaining two classes of Directors currently each have two Directors. The Director's position, whose term would expire at the 2000 annual meeting of shareholders, has been vacant since December 8, 1997. The Company intends to add a fifth person to the Board of Directors when a suitable candidate is located. In order to equalize the number of Directors in each class as near as possible, William
E. Bindley is standing for re-election this year even though his current term was not to expire until 2001. The accompanying form of proxy cannot be voted for a greater number of persons than the number of nominees listed below.

     The shareholders will be asked to elect one Director. Mr. Bindley has been nominated by the Board of Directors for reelection as a Director for a term to expire at the 2003 annual meeting of shareholders and until his successor is elected and has qualified. It is the intention of the persons named in the accompanying form of proxy, absent contrary instructions therein, to vote such proxy for the election to the Board of Directors of Mr. Bindley.

     Unless otherwise indicated in a footnote to the following table, the principal occupation of each Director has been the same for the last five years, and each Director possesses sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by him.



                                                             Shares
                                                           Beneficially
                                 Present                     Owned on
                                Principal         Director   March 29,  Percent
       Name         Age        Occupation          Since      2000(1)   of Class
------------------- --- ------------------------- -------- ------------ --------

                              NOMINEE FOR DIRECTOR
          (Nominee for three-year term to expire at the annual meeting of shareholders in 2003)
William E. Bindley  59  Chairman of the Board       1993      2,000 (2)     *
                        and Chief Executive
                        Officer of Bindley Western
                        Industries, Inc.
                        (pharmaceutical wholesale
                        distribution company) (3)


                         DIRECTORS CONTINUING IN OFFICE
          (Term expiring at the annual meeting of shareholders in 2001)

Mark L. Lemond      45  President and               1988    412,101 (4)   3.2%
                        Chief Executive Officer
                        of the Company (5)

          (Term expiring at the annual meeting of shareholders in 2002)

J. Wayne Weaver     65  Chairman of the Board       1988  4,833,230 (6)  37.4%
                        of the Company, Chairman
                        and Chief Executive Officer
                        of Jacksonville Jaguars, LTD
                        (professional football
                        franchise), and Chairman and
                        Chief Executive Officer
                        of LC Footwear, LLC
                        (footwear distributor)  (7)

Gerald W. Schoor    65  Merchant Banker             1993      4,000 (8)     *
                        (self-employed) (9)


                                       4



*     Less than 1%


(1) Does not include shares subject to options that are not presently exercisable (i.e., within 60 days after March 29, 2000).

(2) Includes 1,000 shares issuable upon the exercise of presently exercisable options granted under the Company's Outside Directors Stock Option Plan.

(3) Mr. Bindley also serves on the Board of Directors of Priority Healthcare Corporation, a distributor and provider to the alternate healthcare market.

(4) Includes 1,500 shares directly owned by Mr. Lemond's spouse and 143,540 shares issuable upon the exercise of presently exercisable options granted under the Company's 1993 Stock Option and Incentive Plan ("1993 Stock Option Plan").

(5) Mr. Lemond became the President and Chief Executive Officer of the Company on September 19, 1996. Prior to that time and for at least the past five years, Mr. Lemond served as the Company's Chief Operating Officer and/or Chief Financial Officer.

(6) Includes 2,000,000 shares directly owned by Mr. Weaver's spouse, 333,230 shares owned jointly with Mr. Weaver's spouse and 500,000 shares held in a trust of which Mr. Weaver is a trustee.

(7) From 1978 until February 2, 1993, Mr. Weaver's principal occupation was as president and chief executive officer of Nine West Group, Inc. ("Nine West"), a designer, developer and marketer of women's footwear.

(8) Represents 3,000 shares held as co-trustee for the benefit of his spouse and 1,000 shares issuable upon the exercise of presently exercisable options granted under the Company's Outside Directors Stock Option Plan.

(9) Prior to January 1997 and for at least the past five years, Mr. Schoor was employed as president of Corporate Finance Associates, St. Louis (financial intermediary) and as executive vice president of National Industrial Services, Inc. (industrial asset management company).



      The Board of Directors recommends a vote FOR the nominee listed above.

Meetings and Committees

     During the 1999 fiscal year, the Board of Directors of the Company held four meetings. All of the Directors were present at the meetings.

     The Company has an Audit Committee, a Compensation Committee and a Stock Option Committee. The Compensation Committee, which met once during fiscal year 1999, consists of Messrs. Bindley and Schoor. The Stock Option Committee, which met once in fiscal year 1999, consists of Messrs. Bindley and Schoor. The Audit Committee, which met two times during fiscal year 1999, consists of Messrs. Bindley, Schoor and Lemond. The Audit Committee is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, establishing and monitoring the Company's financial policies and control procedures, reviewing and monitoring the provision of non-audit services by the Company's auditors and reviewing all potential conflict of interest situations, including the Company's relationships with LC Footwear, LLC and PL Footwear, Inc. The Compensation Committee is responsible for reviewing, determining and establishing the salaries, bonuses and other compensation of the executive officers of the Company. The Stock Option Committee is responsible for administering the Company's 1993 Stock Option Plan and Employee Stock Purchase Plan. The Board of Directors does not have a nominating committee. All of the Directors attended all of the meetings of the committees on which they served during the 1999 fiscal year.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors, and persons who own more than 10% of Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that during fiscal 1999 all filing requirements applicable to its executive officers, Directors and greater than 10% shareholders were timely satisfied.

Summary Compensation Table

     The following table sets forth a summary of the compensation paid by the Company for services rendered in all capacities to the Company during each of the three most recent fiscal years, to the Company's Chief Executive Officer, and to each of the Company's four other most highly compensated executive officers, based on salary and bonuses earned during fiscal 1999 (the "Named Executive Officers").



                           Summary Compensation Table

                                                   Long-Term
                                                  Compensation
                                                  ------------
                        Annual Compensation (1)      Awards
                        -----------------------   ------------
                                                   Securities
Name and Principal    Fiscal                       Underlying     All Other
     Position          Year   Salary     Bonus (2) Options (3)  Compensation (4)
---------------------  -----  ------     --------  -----------  ----------------

Mark L. Lemond,        1999 $ 422,116    $ 20,000       75,000     $  3,927  (5)
President and Chief    1998   390,385      75,000       25,000        3,785  (6)
Executive Officer      1997   350,000     225,000            0        4,181  (7)


J. Wayne Weaver,       1999 $ 300,000    $      0            0     $      0
Chairman of the Board  1998   300,000           0            0            0
                       1997   300,000           0            0            0

Timothy T. Baker,      1999 $ 197,692    $ 18,000       20,000     $  3,923  (5)
Senior Vice President  1998   175,192      50,000       15,000        3,911  (6)
--Store Operations     1997   155,000      30,857            0        2,616  (7)

Clifton E. Sifford,    1999 $ 195,962    $ 18,000       15,000     $  3,914  (5)
Senior Vice President  1998   162,116      50,000       10,000        2,935  (6)
--General Merchandise  1997   112,510      22,275       30,000       23,896  (8)
Manager (9)

W. Kerry Jackson,      1999 $ 132,115    $  9,000        7,500     $  3,682  (5)
Vice President -Chief  1998   107,115      26,000        7,500        3,091  (6)
Financial Officer and  1997    95,000      19,000            0        2,477  (7)
Treasurer
---------------

(1) The column for Other Annual Compensation is not included (as permitted under applicable regulations) because the perquisites and other personal benefits awarded, earned or paid to the Named Executive Officers did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for each Named Executive Officer for any of the years listed.
(2) Represents bonuses earned during the fiscal year indicated, which bonuses at times have been paid in the subsequent fiscal year.
(3)  All of the amounts reflect option shares.  The Company has never granted
     SARs.
(4) Except as otherwise indicated, all amounts are compensation related to life and disability insurance premiums.
(5) Of the amounts shown, $3,064 for Mr. Lemond, $3,071 for Mr. Baker, $2,916 for Mr. Sifford and $3,096 for Mr. Jackson represent the Company's matching contributions under the Company's 401(k) plan.
(6) Of the amounts shown, $2,779 for Mr. Lemond, $2,993 for Mr. Baker, $1,972 for Mr. Sifford and $2,522 for Mr. Jackson represent the Company's matching contribution under the Company's 401(k) plan.


                                       6


(7) Of the amounts shown, $3,048 for Mr. Lemond, $1,669 for Mr. Baker and $1,902 for Mr. Jackson represent the Company's matching contribution under the Company's 401(k) plan.
(8) Of the amount shown, $23,370 represents reimbursement for relocation expenses.
(9)  Mr. Sifford joined the Company in April 1997.


Employment, Noncompetition and Consulting Agreements

     On April 14, 1997, The Company entered into a two-year employment agreement with Clifton E. Sifford. Under the terms of the agreement, Mr. Sifford will receive a base annual salary of $150,000 during the term of the agreement, subject to increases at the discretion of the Board of Directors, plus certain other employee benefits. The employment agreement contains noncompetition provisions which prohibit Mr. Sifford from competing with the Company during the term of the agreement. Upon termination, if such termination is at the request of the employee or is for cause, the employee will be entitled to compensation only through the date of termination. If the Company terminates Mr. Sifford without cause prior to the expiration of the employment agreement, Mr. Sifford will be entitled to receive his then current base salary through the term of the agreement. The employment agreement expired April 14, 1999.

     On January 15, 1993, the Company entered into a noncompetition agreement with J. Wayne Weaver. As long as Mr. Weaver is an executive officer or Director of the Company he may not engage directly or indirectly through any other company or entity in the retail shoe business without the prior approval of the Company's Audit Committee. The Audit Committee has approved Mr. Weaver's association with LC Footwear, LLC and PL Footwear, Inc. Effective February 1, 1993, Mr. Weaver became an employee of the Company at an annual salary of $300,000. Although Mr. Weaver will continue to be involved in other business activities and will not devote full time to the Company, he will devote such time to the Company as he deems necessary or appropriate to perform his duties as Chairman of the Board.

     The Company does not have employment or noncompetition agreements with any other officers.

Compensation of Directors

     During 1999, the Company paid non-officer Directors an annual retainer of $15,000 per year and a fee of $1,000 for each meeting of the Board or a committee thereof attended. All Directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board. No Director who is an officer or employee of the Company receives compensation for services rendered as a Director.

     On March 4, 1999, the Board of Directors approved the Outside Directors Stock Option Plan. The plan calls for each non-employee director to be granted on April 1 of each year an option to purchase 1,000 shares of the Company's common stock at the market value on the date of the grant. The options will vest six months from the date of grant and expire ten years from the date of grant.

Stock Options

     The Company's Board of Directors and shareholders approved the 1993 Stock Option Plan, effective January 15, 1993, and amended it at the 1997 annual meeting of shareholders. The 1993 Stock Option Plan reserves for issuance 1,500,000 shares of the Company's Common Stock (subject to adjustment for subsequent stock splits, stock dividends and certain other changes in the Common Stock) pursuant to incentive awards granted by the Stock Option Committee of the Board of Directors which administers the 1993 Stock Option Plan. The 1993 Stock Option Plan provides for the grant to officers and other key employees of the Company of incentive awards in the form of stock options or restricted stock. Stock options granted under the plan may be either options intended to qualify for federal income tax purposes as "incentive stock options" or options not qualifying for favorable tax treatment ("nonqualified stock options").

     The following table sets forth information with respect to options granted by the Company under the 1993 Stock Option Plan to the Named Executive Officers during the fiscal year ended January 29, 2000.

                               Option Grants in Last Fiscal Year
                                     Individual Grants (1)
                ----------------------------------------------------------------
                                                           Potential Realizable
                          % of Total                         Value at Assumed
                             Options                       Annual Rates of Stock
                 Number of  Granted to                       Price Appreciation
                Securities  Employees   Exercise                 for Option
                Underlying     in         or                      Term (2)
                  Options    Fiscal   Base Price Expiration --------------------
     Name       Granted (#)   Year      ($/Sh)    Date (3)     5%($)     10%($)
---------------- ---------  --------- ---------- ----------  --------  ---------
Mark L. Lemond      75,000    23.4%     11.125    03/03/09    524,552  1,329,214
J. Wayne Weaver       ---      ---        ---       ---         ---       ---
Timothy T. Baker    20,000     6.2%     11.125    03/03/09    139,881    354,457
Clifton E. Sifford  15,000     4.7%     11.125    03/03/09    104,910    265,843
W. Kerry Jackson     7,500     2.3%     11.125    03/03/09     52,455    132,921
---------------

(1) During fiscal 1999, options to purchase an aggregate of 322,750 shares were granted to 140 employees at exercise prices equal to or above the market price on the respective grant dates. Such options have a term of ten years, subject to earlier expiration at or following termination of employment in certain circumstances.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(3) These options become exercisable in thirds on March 4, 2000, March 4, 2001 and March 4, 2002.


    The following table sets forth information with respect to the exercise of options held by the Named Executive Officers during fiscal year 1999 and unexercised stock options held by such individuals at the end of the fiscal year ended January 29, 2000.

                Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                           Number of Securities Underlying
                                                            Unexercised Options at Fiscal         Value of Unexercised In-the-Money
                                                                     Year-End #                   Options at Fiscal Year-End ($)(1)
                                                            -----------------------------         ---------------------------------
                      Shares Acquired       Value
     Name              on Exercise(#)   Realized($)(2)      Exercisable   Unexercisable              Exercisable    Unexercisable
------------------    ---------------   --------------      -----------   -------------              -----------    -------------

Mark L. Lemond              8,126           7,110             110,207          91,667                  297,555              0
J. Wayne Weaver                 0               0                   0               0                        0              0
Timothy T. Baker           12,500         116,719              14,000          30,000                        0              0
Clifton E. Sifford          7,500          53,438              10,833          36,667                   14,535         29,070
W. Kerry Jackson                0               0              17,350          12,500                   24,005              0
---------------

(1) The closing price for the Company's Common Stock as reported by The Nasdaq Stock Market on January 28, 2000 was $7.938. The value is calculated on the basis of the difference between the Common Stock option exercise price and $7.938, multiplied by the number of "in-the-money" shares of Common Stock underlying the options.

(2) The value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise, multiplied by the number of shares to which the exercise relates.

Compensation Report of Compensation and Stock Option Committees

     Executive Compensation Policy. In evaluating the performance of the Company, the Compensation Committee focuses primarily on attained increases in store growth, sales, operating income and net earnings as compared to the Company's internal financial plan for the year approved by the Board of Directors. In making compensation decisions, the Compensation Committee also reviews executive compensation practices within the retail and footwear industries with consideration given to, among other factors, differences in sales, growth rates and total market capitalization.

     The Company designs compensation programs to attract, retain and motivate the finest talent possible for all levels of the organization. In addition, the programs are designed to treat all employees fairly, to be cost-effective and to assure that all compensation will continue to be tax deductible. To that end, all programs, including those for executive officers, have the following characteristics.

      - Compensation  is  based  on  the  level  of  job  responsibility,   the
individual's level of performance and Company performance. Members of management have a greater portion of their pay based on Company performance than do non-management employees.

      - Compensation also takes into consideration the value of the job in the marketplace. To retain its highly skilled work force, the Company strives to remain competitive with the pay of employers of a similar stature who compete with the Company for talent.

      - The Company's 1993 Stock Option Plan is intended to provide a long-term incentive for executives and other key employees to maximize growth and profitability to create shareholder value.

      The basic components of executive compensation, including that of the Chief Executive Officer, consist of salary, bonus, stock options and participation in the Company's 401(k) Savings Plan, Employee Stock Purchase Plan and Executive Medical Plan. The Company does not currently provide for any defined benefit pension plan. On March 7, 2000, the Board of Directors approved a deferred compensation plan for certain officers, including all named executive officers, who are limited by Internal Revenue Services rules in the amount that they may contribute to the Company's existing 401(k) retirement plan. Participants may defer for retirement or other purposes up to $50,000 of current compensation on a pre-tax basis. The plan provides for matching and profit sharing contributions by the Company.

      Cash Compensation. The Compensation Committee reviews and approves salaries for the Chief Executive Officer and other executive officers on an annual basis or at other times as necessary to accommodate the hiring of new employees, promotions or other considerations. Recommended base salaries are reviewed and set based on a number of factors, including job responsibilities, individual industry experience, individual performance, Company performance, industry data for comparable positions and recommendations by senior executive officers. No predetermined weight is given to any of the above factors.

      Salary increases for the Company's executive officers have averaged approximately 5.6% annually for the past three years. Certain executive officers have received greater salary increases corresponding to expanded responsibilities as a result of the continued growth of the Company.

      A portion of the cash compensation of executive officers and most other salaried employees consists of bonus payments. Under the Company's Executive Incentive Compensation Plan, most salaried employees, including all executive officers, are eligible to receive a cash bonus equal to a specified percentage of the participant's base salary if certain financial objectives are met. The financial objectives for executive officers relate to the attainment of sales and operating income goals established in advance by the Company's management and approved by its Board of Directors. The Company's financial objectives for

1999 were not met and no bonuses were paid to the Named Executive Officers under this quantitative plan for fiscal 1999. The determination of the Compensation Committee to award discretionary cash bonuses (i.e., bonuses not pursuant to the Incentive Compensation Plan) is based upon the objective and subjective assessment of individual achievements and the evaluations and recommendations of the Company's Chairman. Additionally, consideration is given to each individual's aggregate cash compensation relative to the individual's position and job requirements and the individual's impact on the Company's performance over a number of years. Based on the Company's 1999 financial performance and individual achievements, discretionary bonuses were awarded to all executive officers. These bonuses were paid in March 2000.

      Stock Options. The Company considers equity compensation, in the form of stock options, to be an important element in the overall compensation of its executive officers and other key employees. The grant of stock options continues the Company's practice of increasing management's equity ownership in order to ensure that the interests of management remain closely aligned with those of the Company's shareholders. Stock options also create an incentive for the Company's key employees to remain with the Company for the long term because the options are typically not immediately exercisable and, if not exercised, are forfeited immediately if the employee is terminated for cause or voluntarily terminates his employment (other than by reason of death, disability or retirement) or within three months if employment is terminated for any other reason except death, disability or retirement.

      Options are granted pursuant to the Company's 1993 Stock Option Plan at the discretion of the Company's Stock Option Committee. The Stock Option Committee relies in large part on the recommendation of the Chairman in determining the number of option shares to be granted to executive officers, based upon the Chairman's assessment of individual performance and the Company's performance. With the exception of new employees, options are typically granted on an annual basis. Based on the Company's record performance in 1998, most field and administrative managers and all executive officers were granted options in 1999 with an exercise price equal to the market price on the grant date. See "Stock Options - Option Grants in Last Fiscal Year."

      Chief Executive Officer Compensation. The Chief Executive Officer's total compensation is based upon the same factors as the compensation of other executive officers, including his individual performance and the Company's short-term and long-term performance, as measured principally by increases in store growth, sales, operating income and net earnings. In addition, the Compensation Committee reviews the level of chief executives' compensation within the retail and footwear industries with consideration given to, among other factors, differences in sales, growth rates and total market capitalization.

      In establishing Mr. Lemond's cash compensation for 1999, the Compensation Committee noted that in the two years since Mr. Lemond was elected to the offices of President and Chief Executive Officer, the Company has achieved record results and has initiated an aggressive store expansion program. In 1998, sales increased 13.6 percent to $280.2 million and net income increased 38.4 percent to $10.2 million. As a percent to sales, an increase in gross margin accompanied with a decrease in selling, general and administrative expenses resulted in operating margin increasing 1.0 percent to 6.3 percent of sales. Additionally, the Company opened 20 new stores in 1998. The goal of the Company in 1999 and into the foreseeable future is to grow the store base by 20% to 25% per year. Based on the aforementioned achievements and the expectation of continued store growth, Mr. Lemond's salary was increased 6% to $425,000 effective March 7, 1999. He was also granted an option to purchase 75,000 shares of the Company's Common Stock on March 4, 1999. Based on the 1999 financial results, Mr. Lemond was awarded a bonus of $20,000 payable in March 2000.



      Compensation Committee                  Stock Option Committee

        William E. Bindley                      William E. Bindley
         Gerald W. Schoor                        Gerald W. Schoor

Performance Graph

      The performance graph set forth below compares the cumulative total shareholder return on the Company's Common Stock with the Nasdaq Market Index and the Nasdaq Index for Retail Trade Stocks for the period from December 30, 1994 through January 28, 2000.



                                  Comparison of Cumulative Total Return Among The Company,
                                  Nasdaq Market Index and Nasdaq Index for Retail Trade Stocks

----------------------------------------------------------------------------------------------------------------------------------

                                  December 30,     February 2,     January 31,     January 30,      January 29,    January 28,
                                      1994             1996           1997            1998             1999           2000
----------------------------------------------------------------------------------------------------------------------------------
The Nasdaq Stock Market (U.S.)        100              144            186             220              344            519
----------------------------------------------------------------------------------------------------------------------------------
Nasdaq Retail Trade Stocks            100              109            134             156              191            157
----------------------------------------------------------------------------------------------------------------------------------
Shoe Carnival, Inc.                   100               71            105             176              199            167
----------------------------------------------------------------------------------------------------------------------------------

[PERFORMANCE GRAPH APPEARS HERE]

Compensation Committee Interlocks and Insider Participation

      During fiscal 1999, the Compensation Committee consisted of Messrs. Bindley and Schoor. Neither of the Compensation Committee members were involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or as a former officer or employee of the Company.

Certain Transactions

      Mr. Weaver, along with Bradley W. Weaver, his son and the owner of 4.7% of the outstanding shares of the Company's Common Stock, are the principal shareholders of LC Footwear, LLC and PL Footwear, Inc. Mr. J. Wayne Weaver is also Chairman of the Board and Chief Executive Officer of LC Footwear, LLC and PL Footwear, Inc.

      The Company purchases women's footwear from LC Footwear, LLC in the ordinary course of business. During 1999, the Company purchased approximately $798,000 of merchandise from LC Footwear, LLC. Management of the Company believes that purchases from LC Footwear, LLC are on terms that are not less favorable to the Company than could be obtained from unrelated third parties for comparable merchandise.

      PL Footwear, Inc., along with others, serve as import agents for the Company. Import agents represent the Company on a commission basis in dealings with shoe factories primarily in mainland China where most of the Company's private label shoes are manufactured. As agents for the Company, PL Footwear, Inc. and others, visit shoe manufacturers, collect shoe samples, submit these samples to the Company and advise the Company of market conditions and availability of merchandise. They also help select leather, assist in detailing and quality control and coordinate the production and delivery schedule of a portion of the Company's private label merchandise. The Company pays PL Footwear, Inc. 10% of the gross purchase price of shoes bought through that company. Commissions paid to PL Footwear, Inc. were approximately $1,061,000 in 1999. Management of the Company believes that the arrangements with PL Footwear, Inc. are on terms that are not less favorable to the Company than could be obtained from unrelated parties.

                             APPOINTMENT OF AUDITORS

      The appointment of Deloitte & Touche LLP as auditors for the Company for fiscal year 2000 is recommended by the Board of Directors and will be submitted to the meeting in order to permit the shareholders to express their approval or disapproval. In the event of a negative vote, a selection of other auditors will be made by the Board. A representative of Deloitte & Touche LLP is expected to be present at the meeting, will be given an opportunity to make a statement if he desires and will respond to appropriate questions. Notwithstanding approval by the shareholders, the Board of Directors reserves the right to replace the auditors at any time upon the recommendation of the Audit Committee of the Board of Directors.

      The Board of Directors recommends a vote FOR the appointment of Deloitte & Touche LLP as auditors for 2000.


               APPROVAL OF 2000 STOCK OPTION AND INCENTIVE PLAN

         On May 1, 2000, the Board of Directors of the Company adopted the 2000 Stock Option and Incentive Plan (the "2000 Plan") and directed that the 2000 Plan be submitted to shareholders for consideration at the 2000 annual meeting of shareholders. The following is a summary of the principal features of the 2000 Plan and is qualified in its entirety by reference to the complete text of the 2000 Plan as set forth as Appendix A to this Proxy Statement. Shareholders are urged to read the actual text of the 2000 Plan. Capitalized terms used but not defined herein have the meanings assigned to them in the 2000 Plan.

         The Board of Directors recommends a vote FOR adoption of the 2000 Plan.

Purpose

         The purpose of the 2000 Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining officers and key employees of the Company and its subsidiaries. The Company believes that employees who own shares of the Company's Common Stock will have a closer identification with the Company and greater motivation to work for the Company's success by reason of their ability as shareholders to participate in the Company's growth and earnings.

Eligible Persons

         Recipients of awards under the 2000 Plan must be, or have been at the time of grant, officers or key employees (as determined by the Committee). The Company presently has approximately 200 officers and employees who fall within the category of key employees who may be considered for awards under the 2000 Plan. No awards may be granted to Directors who are not also employees of the Company or one of its subsidiaries.

Shares Subject to the 2000 Plan

         The 2000 Plan permits the granting of awards of stock options and restricted stock. The total number of shares with respect to which awards may be made under the 2000 Plan is 1,000,000, subject to antidilution adjustments. The source of shares may be authorized and unissued shares or shares acquired by the Company and held as treasury shares.

         The number of shares covered by an award under the 2000 Plan reduces the number of shares available for future awards under the 2000 Plan; however, any shares of restricted stock that ultimately are forfeited to the Company by the grantee will become available for further awards under the 2000 Plan. Similarly, if any stock option granted under the 2000 Plan expires, terminates, or is surrendered or cancelled without having been exercised in full, the number of shares then subject thereto is added back to the number of remaining available shares under the 2000 Plan.

         The total number of shares that may be granted to any individual during any calendar year under all forms of awards may not exceed 300,000 shares.

         The closing sale price of the Company's Common Stock on May 1, 2000, as quoted on the Nasdaq National Market System and reported in The Wall Street Journal, was $ 9.4063 per share.

Administration of the Plan

         The 2000 Plan will be administered by the Committee. The members of the Committee must qualify as "non-employee directors" as provided under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as "outside directors" as provided under Section 162(m) of the Code. Subject to the terms of the 2000 Plan, the Committee has the sole authority and discretion to determine those officers and key employees who are to be granted awards under the 2000 Plan and the nature and terms of the awards to be granted, including the number of shares covered by such awards.

Grant of Stock Options

         With respect to the grant of stock options under the 2000 Plan that are intended to qualify as "incentive stock options" under Section 422 of the Code, the option price will be at least 100% (or 110% in the case of any holder of more than 10% of the voting power of the Company) of the fair market value of the Company's Common Stock on the date of the grant of the stock option. The aggregate fair market value (determined on the date of grant) of the shares of stock subject to incentive stock options that become exercisable for the first time by a grantee in any calendar year may not exceed $100,000. The Committee will establish the exercise price of options that do not qualify as incentive stock options ("nonqualified stock options") at the time the options are granted.

         The exercise price of, and the number of shares subject to, an option will be adjusted by the Committee in the event of stock splits, stock dividends, recapitalizations and certain other events involving a change in the Company's capital.

Exercise of Stock Options

         No incentive stock option granted under the 2000 Plan may be exercised more than ten years (or, in the case of any holder of more than 10% of the voting power of the Company, five years) or such shorter period as the Committee may determine from the date it is granted. Nonqualified stock options may be exercised during such period as the Committee determines at the time of grant.

         If a grantee's employment with the Company or a subsidiary is terminated for cause or voluntarily by the grantee for any reason other than death, disability or retirement, such grantee's options expire at the date of termination, and the grantee must (unless waived by the Committee) repay to the Company the amount of any gain realized by the grantee upon any exercise within the 90-day period prior to the date of termination of any options granted to the grantee under the 2000 Plan.

         Stock options granted under the 2000 Plan will become exercisable in one or more installments in the manner and at the time or times specified by the Committee at the time of grant.

Restricted Stock

         Awards under the 2000 Plan may be made in the form of restricted stock, in which case the participant would be granted shares of the Company's Common Stock, which shares would be subject to such forfeiture provisions and transfer restrictions as the Committee determined at the time of grant. Pending the lapse of such forfeiture provisions and transfer restrictions, certificates representing restricted stock would be held by the Company, but the grantee generally would have all of the rights of a shareholder, including the right to vote the shares and the right to receive all dividends thereon.

         While restricted stock would be subject to forfeiture provisions and transfer restrictions for a period or periods of time, the 2000 Plan does not set forth any minimum or maximum duration for such provisions and restrictions. It is expected that the terms of restricted stock awards ordinarily will provide that the restricted stock will be forfeited to the Company if the grantee ceases to be employed by the Company prior to the lapse of the forfeiture provisions and transfer restrictions, subject to exceptions for death, disability or retirement while employed by the Company. The Committee has the discretion to determine whether an award of restricted stock will vest upon the lapse of certain time period(s) or upon the achievement of specified performance targets during a performance period. Performance targets may be based on one or more of the following business criteria: annual return to shareholders; total net sales; net earnings; net earnings before nonrecurring expenses; return on equity; return on assets; diluted earnings per share; earnings before interest, taxes, depreciation and amortization ("EBITDA"); and EBITDA before nonrecurring expenses. In the case of grants of restricted stock that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, no shares of restricted stock will become vested unless the performance targets shall have been satisfied and the Committee has certified, by resolution or other appropriate action in writing, that the performance targets previously established by the Committee have been satisfied.

Payment for Shares; Loans by the Company

         The Committee may permit payment of the exercise price of stock options to be made in cash, by the surrender of Common Stock valued at its then fair market value, through a cashless exercise, or by such other means (including a combination of stock and cash) as it deems appropriate.

         The 2000 Plan empowers the Company to make loans to grantees in connection with the exercise of stock options or the ownership of restricted stock, up to the following amounts:

         (1) With respect to the exercise of stock options, the sum of the exercise price and the amount of income taxes reasonably estimated to be payable by the grantee in connection with such exercise; or

         (2) With respect to restricted stock, the amount of income taxes reasonably estimated to be payable by the grantee in connection with the ownership of the restricted stock.

         Loans made under the terms of the 2000 Plan will bear interest at such rates as may be established by the Committee. No loan may have an initial term exceeding three years, but the loan may be renewed at the discretion of the Committee. With the consent of the Committee, loans may be repaid in shares of Common Stock at their then fair market value. Loans may, but are not required to be, secured by shares of Common Stock.

Miscellaneous Provisions

         The Committee may accelerate the period of exercise or vesting of any award made under the 2000 Plan, either absolutely or contingently, for such reasons as the Committee may deem appropriate, except to the extent inconsistent with qualification under Section 162(m) of the Code, when such qualification is intended.

         In general, if the employment of a recipient of restricted stock is involuntarily terminated within 18 months following a change in control of the Company, the forfeiture provisions and transfer restrictions applicable to such stock lapse. In addition, in the event of a tender offer or exchange offer for the Common Stock or upon the occurrence of certain other events, all options granted under the 2000 Plan shall become exercisable in full, unless otherwise provided by the Committee.

Amendment and Termination of the Plan

         The Board may at any time terminate or amend the 2000 Plan. No amendments to the 2000 Plan will require shareholder approval unless such approval is required to comply with Section 422 of the Code, the requirements of the Nasdaq National Market System or any other applicable law or regulation. Unless previously terminated by the Board, no further awards may be made under the 2000 Plan after ten years from the date of its adoption.

Federal Income Tax Consequences

         The following is a brief summary of the principal federal income tax consequences of awards under the 2000 Plan. The summary is based on current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive.

         Limitation on Amount of Deduction. The Company generally will be entitled to a tax deduction for awards under the 2000 Plan only to the extent that the participants recognize ordinary income from the award. Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or it qualifies as "performance-based compensation" under section 162(m). The 2000 Plan has been designed to permit the Committee to grant awards which qualify for deductibility under section 162(m).

         Taxation of Ordinary Income and Capital Gains. Subject to certain exceptions, the maximum rate of tax on "net capital gains" from the sale or exchange of capital assets is 20%. "Net capital gain" is the excess of net long-term capital gain over net short-term capital loss. Short-term capital gains are taxed at the same rates applicable to ordinary income. Gains or losses from the sale or exchange of capital assets will be "long term" if the capital asset was held for more than one year and "short-term" if the capital asset was held for one year or less. For taxpayers with certain income levels, the marginal tax rate applicable to ordinary income can range up to 39.6%. The classification of income as ordinary income or capital gain is also relevant for income tax purposes for taxpayers who have capital losses and investment interest.

         Nonqualified Stock Options. An employee who is granted a nonqualified option does not recognize taxable income upon the grant of the option, and the Company is not entitled to a tax deduction. The employee will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the option price. Such income will be treated as compensation to the employee subject to applicable withholding requirements. The Company is generally entitled to a tax deduction in an amount equal to the amount taxable to the employee as ordinary income in the year the income is taxable to the employee.

         The employee may also be required to recognize gain or loss upon the sale of the option shares. If the selling price of the option shares exceeds the employee's basis in the shares, the employee will recognize long-term capital gain if the option shares were held for more than one year, and short-term capital gain if the shares were held for one year or less. If the selling price of the option shares is less than the employee's basis in the shares, the employee will recognize long-term or short-term capital loss depending on how long the shares were held. The employee's basis in the option shares will equal the amount of ordinary income recognized by the employee upon exercise of the option, plus any cash paid to exercise the option.

         Incentive Stock Options. An employee who receives an incentive stock option does not recognize taxable income upon the grant or exercise of the option, and the Company is not entitled to a tax deduction. The difference between the option price and the fair market value of the option shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the employee in the year of exercise. The Company will not be entitled to a deduction with respect to any item of tax preference.

         An employee will recognize gain or loss upon the disposition of shares acquired from the exercise of incentive stock options. The nature of the gain or loss depends on how long the option shares were held. If the option shares are not disposed of pursuant to a "disqualifying disposition" (i.e., no disposition occurs within two years from the date the option was granted nor one year from the date of exercise), the employee will recognize long-term capital gain or capital loss depending on the selling price of the shares. If option shares are sold or disposed of as part of a disqualifying disposition, the employee must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the option shares on the date of exercise and the option price. Any additional gain will be taxable to the employee as a long-term or short-term capital gain, depending on how long the option shares were held. The Company is generally entitled to a deduction in computing its federal income taxes for the year of disposition in an amount equal to any amount taxable to the employee as ordinary income.

         Restricted Stock. An employee who receives an award of restricted stock generally will not recognize taxable income at the time of the award, nor will the Company be entitled to a tax deduction at that time, unless the employee makes an election under Section 83(b) of the Code to recognize the income upon the receipt of the restricted stock. If the election is not made, the employee will recognize ordinary income when the restricted stock becomes vested (i.e., when the restrictions lapse through attainment of specified performance goals or otherwise) in an amount equal to the fair market value of the shares at that time less any amount paid by the employee. The Company may claim a deduction when the employee recognizes income, in an amount equal to the income recognized by the employee. Dividends paid to the employee with respect to restricted stock prior to vesting constitute compensation taxable to the employee and a tax deduction to the Company.

         Pursuant to the provisions of Section 83(b) of the Code, an employee who receives restricted stock may elect to be taxed at the time of the award. If the employee so elects, the full value of the shares (without regard to restrictions) at the time of the grant, less any amount paid by the employee, will be taxed to the employee as ordinary income and will be deductible by the Company. Dividends paid with respect to the shares during the period of restriction will be taxable as dividends to the employee and not deductible by the Company. If, after making an election pursuant to Section 83(b), any shares are subsequently forfeited, the employee will be entitled to a capital loss deduction.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of March 29, 2000, certain information with respect to beneficial ownership of the Company's Common Stock by each person (or group of affiliated persons) who is known by management to own beneficially more than 5% of the Common Stock, by each Named Executive Officer who is not a Director, and by all Directors and current executive officers as a group. Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

                                             Number of Shares         Percent of
                    Name                    Beneficially Owned           Class
                    ----                    ------------------        ----------

 J. Wayne Weaver (1)....................        4,833,230  (2)             37.4%
 Delores B. Weaver (1)..................        4,833,230  (3)             37.4%
 Timothy T. Baker.......................           32,145  (4)              *
 Clifton E. Sifford.....................           27,121  (5)              *
 W. Kerry Jackson.......................           22,350  (6)              *

 Lord Abbett & Company
 90 Hudson Street
 Jersey City, NJ 07302**................        1,670,066                  12.9%

 Dimensional Fund Advisors, Inc.
 1299 Ocean Ave, 11th Floor
 Santa Monica, CA  90401**..............          763,300  (7)              5.9%

 Awad Asset Management, Inc.
 250 Park Avenue, 2nd Floor
 New York, NY 10177**...................          741,500                   5.7%

 All current executive officers and Directors
 as a group
 (7 persons)............................        5,332,947  (8)             40.6%


----------
*     Less than 1%

**    Information is based solely on reports filed by such shareholder under
      Section 13(d) or Section 13(g) of the Securities Exchange Act of 1934.

(1) J. Wayne Weaver and Delores B. Weaver are husband and wife. Their address is 8233 Baumgart Road, Evansville, Indiana 47725.

(2)   Includes 2,000,000 shares directly owned by Mr. Weaver's spouse, Delores
      B. Weaver, 333,230 shares owned jointly with his spouse and 500,000 shares held in a trust of which Mr. Weaver is a trustee.

(3) Includes 2,000,000 shares directly owned by Mrs. Weaver's spouse, J. Wayne Weaver, 333,230 shares owned jointly with her spouse and 500,000 shares held in a trust of which Mrs. Weaver is a trustee.

(4)   Includes 25,666 shares issuable upon the exercise of options.

(5)   Includes 26,666  shares issuable upon the exercise of options.

(6)   Represents shares issuable upon the exercise of options.

(7) The shareholder is a registered investment advisor and has sole voting and dispositive power with respect to the shares. All of the indicated shares are owned by advisory clients of the shareholder, and the shareholder disclaims beneficial ownership of such shares.

(8)   Includes 220,222 shares issuable upon the exercise of options.

                  SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

      The date by which shareholder proposals must be received by the Company for inclusion in proxy materials relating to the 2001 Annual Meeting of Common Shareholders is January 10, 2001.

      In order to be considered at the 2001 Annual Meeting, shareholder proposals must comply with the advance notice and eligibility requirements contained in the Company's By-Laws. The Company's By-Laws provide that shareholders are required to give advance notice to the Company of any nomination by a shareholder of candidates for election as directors and of any business to be brought by a shareholder before an annual shareholders' meeting. Specifically, the By-Laws provide that for a shareholder to nominate a person for election to the Company's Board of Directors, the shareholder must be entitled to vote the election of directors at the meeting and must give timely written notice of the nomination to the Secretary of the Company. The By-Laws also provide that for business to be properly brought before an annual meeting by a shareholder, the shareholder must have the legal right and authority to make the proposal for consideration at the meeting and the shareholder must give timely written notice thereof to the Secretary of the Company. In order to be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 30 days nor more than 60 days prior to the meeting. In the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.

      The specific requirements of these advance notice and eligibility provisions are set forth in Article II and Article III of the Company By-Laws, a copy of which is available upon request. Such request and any shareholder proposals should be sent to the Secretary of the Company at the principal executive offices of the Company.

                          INCORPORATION BY REFERENCE

      Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that may incorporate future filings (including this proxy statement, in whole or in part), the Compensation Report of the Compensation and Stock Option Committees and the Performance Graph shall not be incorporated by reference in any such filings.

                                 ANNUAL REPORTS

      The Annual Report to Shareholders for the 1999 fiscal year accompanies this Proxy Statement. The Annual Report is not used as part of this solicitation material and no action will be taken with respect to it at the Annual meeting. In addition, a copy of the Company's Annual Report on Form 10-K for the 1999 fiscal year as filed with the Securities and Exchange Commission, including financial statements but excluding exhibits, may be obtained without charge upon written request to David A. Kapp, Secretary, Shoe Carnival, Inc., 8233 Baumgart Road, Evansville, Indiana 47725.

                               SHOE CARNIVAL, INC.

                      2000 STOCK OPTION AND INCENTIVE PLAN

       1. Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining officers and key employees of the Company and its Affiliates.

       2. Definitions.  The following definitions are applicable to the Plan:

      "Affiliate" -- means any "parent corporation" or "subsidiary  corporation"
of  the  Company  as  such  terms  are  defined  in  Section   424(e)  and  (f),
respectively, of the Code.

      "Annual  Return  To   Shareholders"  --  means  the  Company's  return  to
shareholders as represented by share price appreciation plus dividends paid on one share of stock during any Year during a Restricted Period.

      "Award" -- means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, or Restricted Stock, or any combination thereof, as provided in the Plan.

      "Board" -- means the Board of Directors of the Company.

      "Business Criteria" -- means any one or any combination of Annual Return to Shareholders, Total Net Sales, Net Earnings, Net Earnings before Nonrecurring Items, Return on Equity, Return on Assets, EPS, EBITDA or EBITDA before Nonrecurring Items, in each case during any Year during a Restricted Period.

      "Change in Control" -- means each of the events specified in the following clauses (i) through (iii): (i) any third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act shall, after the date of the adoption of the Plan by the Board, first become the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Company may be cast, (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company or (iii) the stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Company; provided, however, that the occurrence of any of such events shall not be deemed a Change in Control if, prior to such occurrence, a resolution specifically providing that such occurrence shall not constitute a Change in Control under the Plan shall have been adopted by at least a majority of the Board of Directors of the Company.

      "Code" -- means the Internal Revenue Code of 1986, as amended.

      "Committee" -- means the Committee referred to in Section 3 hereof


                                   Appendix A

      "Company" -- means Shoe Carnival, Inc., an Indiana corporation.

      "Continuous Service" -- means the absence of any interruption or termination of service as an employee of the Company or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of any transfer between the Company and an Affiliate or any successor to the Company.

      "EBITDA" for any Year means -- the consolidated earnings before interest, taxes, depreciation and amortization of the Company as reflected in the Company's audited consolidated financial statements for the Year.

      "EBITDA before Nonrecurring Items" means -- for any Year EBITDA of the Company before any extraordinary or unusual one-time nonrecurring expenses or other charges as reflected in the Company's audited consolidated financial statements for the Year.

      "Employee" -- means any person, including an officer or director, who is employed by the Company or any Affiliate.

      "EPS" for any Year means -- diluted earnings per share of the Company, as reported in the Company's audited consolidated financial statements for the Year.

      "Exchange Act" -- means the Securities Exchange Act of 1934, as amended.

      "Exercise Price" -- means the price per Share at which the Shares subject to an Option may be purchased upon exercise of such Option.

      "Incentive Stock Option" -- means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan which is intended to qualify under Section 422 of the Code.

      "Market Value" -- means the last reported sale price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of one Share on the principal exchange on which the Shares are listed for trading, or if the Shares are not listed for trading on any exchange, on the NASDAQ National Market System or any similar system then in use, or, if the Shares are not listed on the NASDAQ National Market System, the mean between the closing high bid and low asked quotations of one Share on the date in question as reported by NASDAQ or any similar system then in use, or, if no such quotations are available, the fair market value on such date of one Share as the Committee shall determine.

      "Net Earnings" for any Year means -- the consolidated net earnings of the Company, as reported in the Company's audited consolidated financial statements for the Year.

      "Net Earnings before Nonrecurring Items" means -- for any Year the Net Earnings of the Company before any extraordinary or unusual one-time nonrecurring expenses or other charges as reflected in the Company's audited consolidated financial statements for the Year.

      "Non-Qualified Stock Option" -- means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan, which option is not intended to qualify under Section 422 of the Code.

      "Option" -- means an Incentive Stock Option or a Non-Qualified Stock
Option.

      "Participant" -- means any officer or key employee of the Company or any Affiliate who is selected by the Committee to receive an Award.

      "Performance Target(s)" -- means the specific objective goal or goals (which may be cumulative and/or alternative) that are timely set forth in writing by the Committee for each Employee for the Restricted Period in respect of any one or more of the Business Criteria.

      "Plan" -- means this 2000 Stock Option and Incentive Plan of the Company.

      "Reorganization" -- means the liquidation or dissolution of the Company or any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof).

      "Restricted Period" -- means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 9 hereof with respect to Restricted Stock awarded under the Plan.

      "Restricted Stock" -- means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in
Section 9 hereof, so long as such restrictions are in effect.

      "Return on Assets" for any Year means -- Net Earnings (as reported in the Company's audited consolidated financial statements for the Year) divided by the average of the total assets of the Company at the end of the fiscal quarters of the Year.

      "Return on Equity" for any Year means -- the Net Earnings (as reported in the Company's audited consolidated financial statements for the Year) divided by the shareholders equity of the Company at the beginning of each Year.

      "Securities Act" -- means the Securities Act of 1933, as amended.

      "Shares" -- means the Common Stock, $.01 par value, of the Company.

      "Total Net Sales" for any Year -- means the Company's total net sales as reported in the Company's consolidated audited financial statements for the Year.

      "Year" -- means any one or more fiscal years of the Company commencing on or after January 30, 2000 that represent(s) the applicable Restricted Period.

      3. Administration. The Plan shall be administered by the Committee, which shall consist of two or more members of the Board, each of whom shall be a "non-employee director" as provided under Rule 16b-3 of the Exchange Act, and an "outside director" as provided under Code Section 162(m). The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (a) select Participants and grant Awards; (b) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards shall be granted under the Plan; (d) prescribe the form and terms of instruments evidencing such grants; (e) establish procedures and regulations for the administration of the Plan; (f) interpret the Plan; and (g) make all determinations deemed necessary or advisable for the administration of the Plan.

      A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be acts of the Committee. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

      4. Participants. The Committee may select from time to time Participants in the Plan from those officers and key employees of the Company or its Affiliates who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates.

      5. Shares Subject to Plan.  Subject to  adjustment  by the  operation  of
Section 10 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 1,000,000 Shares. The number of Shares which may be granted under the Plan to any Participant during any calendar year of the Plan under all forms of Awards shall not exceed 300,000 Shares. The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued shares or unissued shares heretofore or hereafter reacquired and held as treasury shares. With respect to any Option which terminates or is surrendered for cancellation or with respect to Restricted Stock which is forfeited, new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

      6. General Terms and Conditions of Options. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (i) the Exercise Price, (ii) the number of Shares subject to, and the expiration date of, any Option, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option, and
(iv) the restrictions, if any, to be placed upon such Option or upon Shares which may be issued upon exercise of such Option.

          7. Exercise of Options.
          (a) Except as provided in Section 13, an Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant, and except as provided in paragraphs (c), (d) and (e) of this Section 7, no such Option may be exercised unless at the time such Participant exercises such Option, such Participant has maintained Continuous Service since the date of the grant of such Option.

          (b) To exercise an Option under the Plan, the Participant must give written notice to the Company specifying the number of Shares with respect to which such Participant elects to exercise such Option together with full payment of the Exercise Price. The date of exercise shall be the date on which such notice is received by the Company. Payment may be made either (i) in cash (including check, bank draft or money order), (ii) by tendering Shares already owned by the Participant and having a Market Value on the date of exercise equal to the Exercise Price, or (iii) by any other means determined by the Committee in its sole discretion, including permitting a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell the Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the Exercise Price and any tax withholding resulting from such exercise.

          (c) If the Continuous Service of a Participant is terminated for cause, or voluntarily by the Participant for any reason other than death, disability or retirement, all rights under any Options granted to such Participant shall terminate immediately upon such Participant's cessation of Continuous Service, and the Participant shall (unless the Committee in its sole discretion waives this requirement) repay to the Company within 10 days the amount of any gain realized by the Participant upon any exercise within the 90-day period prior to the cessation of Continuous Service of any Options granted to such Participant under the Plan. If the Continuous Service of a Participant is terminated by reason of death, disability or retirement, such Participant may exercise such Option, but only to the extent such Participant was entitled to exercise such Option at the date of such cessation, at any time during the remaining term of such Option, or, in the case of Incentive Stock Options, during such shorter period as the Committee may determine and so provide in the applicable instrument or instruments evidencing the grant of such Option. If a Participant shall cease to maintain Continuous Service for any reason other than those set forth above in this paragraph (c) of this Section 7, such Participant may exercise such Option to the extent that such Participant was entitled to exercise such Option at the date of such cessation but only within 90 days immediately succeeding such cessation of Continuous Service, and in no event after the expiration date of the subject Option; provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Company otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option.

          (d) In the event of the death of a Participant while in the Continuous Service of the Company or an Affiliate, the person to whom any Option held by the Participant at the time of his death is transferred by will or by the laws of descent and distribution may exercise such Option on the same terms and conditions that such Participant was entitled to exercise such Option. At the time of the death of the Participant, all Options theretofore granted to the Participant and not fully exercisable shall terminate. Following the death of any Participant to whom an Option was granted under the Plan, the Committee, as an alternative means of settlement of such Option, may elect to pay to the person to whom such Option is transferred the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

          (e) Notwithstanding the provisions of the foregoing paragraphs of this Section 7, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law.

      8. Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option shall be granted more than ten years from the date the Plan is adopted by the Board of Directors of the Company and no Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock Option is granted, (ii) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iii) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant's lifetime only by such Participant, and
(iv) no Incentive Stock Option shall be granted which would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, Shares or shares of any capital stock of the Company or any Affiliate thereof having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000. The foregoing limitation shall be determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option shall not be less than 110% of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five years from the date such Incentive Stock Option is granted. Notwithstanding any other provisions of this Plan, if for any reason any Option granted under this Plan that is intended to be an Incentive Stock Option shall fail to qualify as an Incentive Stock Option, such Option shall be deemed to be a Non-Qualified Stock Option, and such Option shall be deemed to be fully authorized and validly issued under this Plan.

      9. Terms and Conditions of Restricted Stock. The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs (a) through (g) of this Section 9, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 9. Notwithstanding any other provisions of this Plan, the Committee shall have full and complete discretion, at the time of the grant of an award of Restricted Stock, to determine whether or not the grant of Restricted Stock is intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

          (a) At the time of an award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period during which or at the expiration of which, the Shares of Restricted Stock shall vest. The Committee may also restrict or prohibit the sale, assignment, transfer, pledge or other encumbrance of the Shares of Restricted Stock by the Participant during the Restricted Period. Except for such restrictions, and subject to paragraphs (c), (d) and (e) of this Section 9 and Section 10 hereof, the Participant as owner of such Shares shall have all the rights of a stockholder, including but not limited to, the right to receive all dividends paid on such Shares and the right to vote such Shares. Except in the case of grants of Restricted Stock which are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares of Restricted Stock prior to the expiration of the Restricted Period with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

          (b) Except as provided in Section 12 hereof, if a Participant ceases to maintain Continuous Service for any reason (other than death, total or partial disability or retirement) unless the Committee shall otherwise determine, all Shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this
      Section 9 shall upon such termination of Continuous Service be forfeited and returned to the Company. If a Participant ceases to maintain Continuous Service by reason of death or total or partial disability, then the restrictions with respect to the Ratable Portion of the Shares of Restricted Stock shall lapse and such Shares shall be free of restrictions and shall not be forfeited. The Ratable Portion shall be determined with respect to each separate Award of Restricted Stock issued and shall be equal to (i) the number of Shares of Restricted Stock awarded to the Participant multiplied by the portion of the Restricted Period that expired at the date of the Participant's death or total or partial disability reduced by (ii) the number of Shares of Restricted Stock awarded with respect to which the restrictions had lapsed as of the date of the death or total or partial disability of the Participant.

          (c) Each certificate issued in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 2000 Stock Option and Incentive Plan of Shoe Carnival, Inc., and an Agreement entered into between the registered owner and Shoe Carnival, Inc. Copies of such Plan and Agreement are on file in the office of the Secretary of Shoe Carnival, Inc.

          (d) At the time of an award of Shares of Restricted Stock, the Participant shall enter into an Agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the award and to such other matters as the Committee shall in its sole discretion determine.

          (e) At the time of an award of Shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on such Shares by the Company or a specified portion thereof, shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed under paragraph (a) of this
      Section 9 or (ii) the forfeiture of such Shares under paragraph (b) of this Section 9, and shall be held by the Company for the account of the Participant until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the first sentence of this paragraph (e).

          (f) At the expiration of the restrictions imposed by paragraph (a) of this Section 9, the Company shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 9 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph (c) of this Section 9 and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph
      (a) of this Section 9. Notwithstanding any other provision of this Section 9 and Section 11 to the contrary, in the case of grants of Restricted Stock that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, no Shares of Restricted Stock shall become vested unless the Performance Targets with respect to such Restricted Stock shall have been satisfied and unless the Committee has certified, by resolution or other appropriate action in writing, that the Performance Targets previously established by the Committee have been satisfied. If the vesting of Shares of Restricted Stock is accelerated after the applicable Performance Targets have been met, the amount of Restricted Stock distributed shall be discounted by the Committee to reasonably reflect the time value of money in connection with such early vesting.

          (g) Notwithstanding any other provision of this Section 9 to the contrary, for purposes of qualifying grants of Restricted Stock as "performance-based compensation" under Section 162(m) of the Code, the Committee shall establish restrictions based upon the achievement of Performance Targets. The specific goal or goals under the Performance Targets that must be satisfied for the Restricted Period to lapse or terminate shall be set by the Committee on or before the latest date
      permissible   to   enable   the    Restricted    Stock   to   qualify   as

      "performance-based compensation" under Section 162(m) of the Code. The Business Criteria for Performance Targets under this Section 9 shall be any one or any combination of Annual Return to Shareholders, Total Net Sales, Net Earnings, Net Earnings before Nonrecurring Items, Return on Equity, Return on Assets, EPS, EBITDA or EBITDA before Nonrecurring Items. In granting Restricted Stock that is intended to qualify under Section 162(m), the Committee shall follow any procedures determined by it in its sole discretion from time to time to be necessary, advisable or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code.

      10. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the
Plan by reason of any reorganization,   recapitalization,   stock  split,  stock
dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same
restrictions  and  the   certificate(s)  or  other instruments  representing or
evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 9 hereof.

      11. Effect of Reorganization.

          Awards will be affected by a Reorganization as follows:

          (a) If the Reorganization is a dissolution or liquidation of the Company then (i) the restrictions of Section 9(a) on Shares of Restricted Stock shall lapse and (ii) each outstanding Option shall terminate, but each Participant to whom the Option was granted shall have the right, immediately prior to such dissolution or liquidation to exercise his Option in full, notwithstanding the provisions of Section 8, and the Company shall notify each Participant of such right within a reasonable period of time prior to any such dissolution or liquidation.

          (b) If the Reorganization is a merger or consolidation, upon the effective date of such Reorganization (i) each Optionee shall be entitled, upon exercise of his Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, shares of such stock or other securities or consideration as the holders of Shares shall be entitled to receive pursuant to the terms of the Reorganization; and (ii) each holder of Restricted Stock shall receive shares of such stock or other securities as the holders of Shares received and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in
      Section 9 hereof.

The adjustments contained in this Section and the manner of application of such provisions shall be determined solely by the Committee.

      12. Effect of Change of Control. If the Continuous Service of any Participant of the Company or any Affiliate is involuntarily terminated, for whatever reason, at any time within eighteen months after a Change in Control, unless the Committee shall have otherwise provided in the agreement referred to in paragraph (d) of Section 9 hereof, any Restricted Period with respect to Restricted Stock theretofore awarded to such Participant shall lapse upon such termination and all Shares awarded as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded. If a tender offer or exchange offer for Shares (other than such an offer by the Company) is commenced, or if an event specified in clause (ii) or clause (iii) of the definition of a Change in Control contained in Section 2 shall occur, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option, all Options theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable in accordance with their terms; provided, however, that no Option which has previously been exercised or otherwise terminated shall become exercisable.

      13. Assignments and Transfers. Except as otherwise determined by the Committee, no Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

      14. Employee Rights Under the Plan. No officer, employee or other person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Affiliate.

      15. Delivery and Registration of Stock. The Company's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Company shall determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under the Securities Act or other securities legislation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such shares to listing on any stock exchange or system on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Company shall determine to be necessary or advisable.

      16. Withholding Tax. Upon the termination of the Restricted Period with respect to any Shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such Shares in taxable income), the Company may, in lieu of requiring the Participant or other person receiving such Shares to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, retain a sufficient number of Shares held by it to cover the amount required to be withheld. The

Company shall have the right to deduct from all dividends paid with respect to Shares of Restricted Stock the amount of any taxes which the Company is required to withhold with respect to such dividend payments.

      Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Company may, in lieu of requiring the Participant or such other person to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, retain a number of such Shares sufficient to cover the amount required to be withheld.

      17. Loans.
           (a) The Company may make loans to a Participant in connection with Restricted Stock or the exercise of Options subject to the following terms and conditions and such other terms and conditions not inconsistent with the Plan, including the rate of interest, if any, as the Company shall impose from time to time.

           (b) No loan made under the Plan shall exceed (i) with respect to Options, the sum of (A) the aggregate option price payable upon exercise of the Option in relation to which the loan is made, plus (B) the amount of the reasonably estimated income taxes payable by the grantee and (ii) with respect to Restricted Stock, the amount of reasonably estimated income taxes payable by the grantee. In no event may any such loan exceed the Market Value of the related Shares at the time of the loan.

           (c) No loan shall have an initial term exceeding three years; provided, that loans under the Plan shall be renewable at the discretion of the Committee; and provided, further, that the indebtedness under each loan shall become due and payable on a date no later than (i) one year after termination of the Participant's employment due to death, retirement or disability, or (ii) the day of termination of the Participant's employment for any reason other than death, retirement or disability.

           (d) Loans under the Plan may be satisfied by the Participant, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part in Shares at Market Value on the date of such payment.

           (e) When a loan shall have been made, Shares having an aggregate Market Value equal to the amount of the loan may, in the discretion of the Committee, be required to be pledged by the Participant to the Company as security for payment of the unpaid balance of the loan. Portions of such Shares may, in the discretion of the Committee, be released from time to time as it deems not to be needed as security.

           (f) Every loan shall meet all applicable laws, regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

      18. Termination, Amendment and Modification of Plan. The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided however, that to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation, including requirements of any stock exchange or Nasdaq system on which the Shares are listed or quoted) shareholder approval of any Plan amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan shall in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Participant to whom the Award was granted or transferee of the Award.

      19. Section 162(m) Conditions; Bifurcation of Plan. It is the intent of the Company that the Plan and certain of the Awards granted hereunder satisfy and be interpreted in a manner that, in the case of Participants who are or may be persons whose compensation is subject to Section 162(m), satisfies any applicable requirements as performance-based compensation. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board of Directors of the Company or the Committee in any manner so that certain provision of the Plan or any Award intended (or required in order) to satisfy the applicable requirements of
Section 162(m) are only  applicable to persons whose  compensation is subject to
Section 162(m).

      20. Effective Date and Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors and shareholders of the Company. Unless sooner terminated under Section 18 hereof, no further Awards may be made under the Plan after ten years from the date of adoption.

                                  Adopted by the Board of Directors
                                  of Shoe Carnival, Inc. as of May 1, 2000

                                  Adopted by the Shareholders of
                                  Shoe Carnival, Inc. as of ______________, 2000

PROXY                         SHOE CARNIVAL, INC.                          PROXY

               Proxy Solicited on Behalf of The Board of Directors
             For The Annual Meeting of Shareholders -- June 8, 2000


     The undersigned appoints Mark L. Lemond and J. Wayne Weaver, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of Shoe Carnival, Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of shareholders thereof to be held at the Company's headquearters, 8233 Baumgart Road, Evansville, Indiana on June 8, 2000, or at any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise marked, this proxy will be voted FOR the election as Director of the nominee listed under Proposal 1 and FOR Proposal 2 and 3.

           PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)

                               SHOE CARNIVAL, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]



                                           For   Withhold

1.   Election of Director--                []      []
     Nominee:  William E. Bindley



                                           For   Against    Abstain

2.   Proposal to approve the               []      []          []
     appointment of Deloitte &
     Touche LLP, as auditors for
     the Company for 2000.



                                           For   Against    Abstain

3.   Proposal to approve the               []      []          []
     Company's 2000 Stock Option
     and Incentive Plan.

4.   In their discretion, any other
     matters that may properly
     come before the meeting.



                                     Dated:                 , 2000


                                     Signature(s)



                                     NOTE:  When signing as attorney, executor,
                                     administrator, trustee or guardian, please
                                     give full title.  If more than one trustee,
                                     all should sign.  All joint owners must
                                     sign.
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                             YOUR VOTE IS IMPORTANT!

           PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.